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                                                         EXHIBIT(10)(ii)(A)(xii)

                         AMERICAN GREETINGS CORPORATION
                            1995 Director Stock Plan


NAME AND GENERAL PURPOSE OF PLAN. The name of the plan is the American Greetings Corporation 1995 Director Stock Plan ("Plan"). The purpose of the Plan is to afford non-employee members of the Board of Directors of American Greetings Corporation (the "Company") the opportunity to share in future appreciation in the share value of the Company's stock, further aligning the interest of these individuals with those of the other shareholders of the Company to maximize return on shareholder investment. The possibility for sharing in Company stock appreciation is designed to attract and retain superior Board members. The Plan consists of two components: (1) stock options, and (2) payment of some or all of a Director's fees in Company stock, in lieu of cash compensation, at a Director's election.

1. OPTIONS ISSUABLE UNDER PLAN. The total number of underlying shares reserved for issuance in connection with options granted pursuant to the Plan shall not exceed 54,000 Class A Common Shares, par value $1 per share, and 54,000 Class B Common Shares, par value $1 per share, except to the extent of adjustments authorized in paragraph 4 of this Plan. Such Class A Common Shares may be treasury shares or authorized but unissued shares or a combination of the foregoing. Such Class B Common Shares may be treasury shares or authorized but unissued shares or a combination of the foregoing, subject to certain restrictions outlined below. To the extent that a stock option expires or is otherwise terminated, cancelled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option), the shares of stock underlying such stock option shall again be available for issuance in connection with future grants under the Plan.

2. OPTION GRANTS. Each non-employee member of the Board of Directors ("Director") is hereby granted, effective January 27, 1995, options under the Plan ("Options") to buy from the Company 6,000 Class A and/or Class B Common Shares. These Options shall become exercisable at the rate of 1,000 Options per year, as long as such Director remains a member of the Board of Directors and the Plan remains in effect. The first 1,000 options are exercisable as of January 27, 1995, and successive blocks of 1,000 Options are exercisable on subsequent anniversaries of such date.



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                                                         EXHIBIT(10)(ii)(A)(xii)

                         AMERICAN GREETINGS CORPORATION
                     1995 Director Stock Plan - (Continued)

3. OPTION PRICE. The option price shall be $26.125, which was the price of the Class A Common Shares quoted by the National Association of Securities Dealers at the close of business on January 27, 1995, the date that the Options were granted. The option price shall be payable in whole or in part, in cash, Class A and/or Class B Common Shares of the Company valued at the price for Class A Common Shares at the close of business on the date of exercise, to the extent permitted by all applicable laws and regulations so long as the Executive Committee of the Company's Board of Directors ("Executive Committee") does not determine that the application of any Financial Accounting Standard Board rule affecting the tender of shares would be detrimental to the best interests of the Company.

4. ADJUSTMENTS. The Executive Committee shall provide for such adjustments in the option price and in the number or kind of shares or other securities covered by outstanding options as is equitably required to prevent dilution or enlargement of the rights of eligible Directors that would otherwise result from
(a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or in the event of any such transaction or event having an effect similar to any of the foregoing.

5. EXERCISE. No Option granted under the Plan shall run for more than ten (10) years from the date granted. No Options shall be transferable by the Director otherwise than by will and the laws of descent and distribution. Directors may exercise their Options upon receipt by the Company of such forms as the Company may require in advance of exercise and the required payment. A stock certificate may be issued as soon as practical after exercise and payment. An Option is exercisable during a Director's lifetime only by the Director, except than in case of incompetence or disability of a Director, an Option may be exercised on behalf of the Director by his or her guardian or legal representative. If, following an Option exercise, the Director sells the shares underlying the Option, the Director will receive the amount by which the sale price exceeds the exercise price for such shares, after deducting applicable taxes and brokerage fees, but not interest that might otherwise be paid on an advance of monies to the Director between the exercise and settlement dates.



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                                                         EXHIBIT(10)(ii)(A)(xii)

                         AMERICAN GREETINGS CORPORATION
                     1995 Director Stock Plan - (Continued)


6. STOCK OPTION AGREEMENT; CANCELLATION. The granting of Options under the Plan shall be evidenced by a stock option agreement ("Stock Option Agreement"). Such Stock Option Agreement may, with the concurrence of the affected Director, be amended by the Executive Committee, provided the terms of each such amendment are not inconsistent with the Plan. The Executive Committee may, with the concurrence of the affected Director, cancel any Option granted under the Plan. In the event of any such cancellation, the Executive Committee may authorize the granting of new Options under the Plan in such manner, at such price and subject to similar terms and conditions as would have been applicable had the cancelled Options not been granted. The Plan provides for the automatic grant to the Director of additional Options ("Reload Options") upon the exercise of Options through the delivery of any class of Common Shares as set forth in the Stock Option Agreement; provided, however, that the provisions of the Stock Option Agreement relating to Reload Options may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), securities laws and the rules thereunder.

7. STOCK IN LIEU OF DIRECTORS' FEES. The Plan allows each Director, at such Director's election (communicated in writing by the Director to the Company's Secretary prior to the start of each fiscal year), to receive Class A and/or Class B Common Shares of the Company in an amount equal to (and in lieu of) all or part of the fees paid by the Company to such Director as compensation for serving on the Company's Board of Directors. For purposes of the foregoing described calculation, the Company's Shares are valued at the closing price quoted by the National Association of Securities Dealers, Inc. on the last trading day of the calendar quarter prior to payment of such fees. Any fractional shares shall be paid as cash.

8. RESTRICTIONS ON ISSUANCE. The Company's ability to issue Class B Common Shares is restricted by certain provisions of its Articles of Incorporation and
Section 1(c) (21) of Schedule D of the by-laws of the National Association of Securities Dealers, Inc.



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                                                         EXHIBIT(10)(ii)(A)(xii)

                         AMERICAN GREETINGS CORPORATION
                     1995 Director Stock Plan - (Continued)


9. ADMINISTRATION. This Plan shall be administered by not less than three persons who are disinterested in the Plan, two of which shall initially be members of the Company's Executive Committee ("Administrators"). The Board is authorized to determine who shall be an Administrator, and in the event of an Administrator vacancy, the Board may appoint one or more disinterested persons as alternate Administrators.

10. PLAN AMENDMENT; TERMINATION. This Plan is subject to initial ratification and approval by the Company's shareholders, but may be terminated or amended thereafter from time to time by the Administrators. However, no such amendment by the Administrators shall (a) increase the number of Class A Common Shares or Class B Common Shares that may be issued under this Plan, except adjustments authorized under paragraph 4, (b) change the designation in paragraph 2 of the individuals eligible to receive Options, or (c) cause Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) to cease to be applicable to this Plan without further approval by the shareholders of the Company. In addition, no outstanding Options may be cancelled without the prior consent of the affected Director.

11. GOVERNING RULES. This Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Administrators may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect on or after May 1, 1991.


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